Exhibit 3.2

BY-LAWS

OF

XCERRA CORPORATION

Article I – General

Section 1.1. Offices. The principal office of the corporation shall be in Norwood, Massachusetts. The corporation may also have offices at such other place or places within or without Massachusetts as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 1.2. Seal. The seal of the corporation shall be in the form of a circle inscribed with the name of the corporation, the year of its incorporation and the word “Massachusetts”. When authorized by the Board of Directors and to the extent not prohibited by law, a facsimile of the corporate seal may be affixed or reproduced.

Section 1.3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Article II – Stockholders

Section 2.1. Place of Meeting. Meetings of stockholders may be held anywhere within the United States.

Section 2.2. Annual Meetings. The annual meeting of stockholders shall be held at such time and date as the Board of Directors shall determine. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-laws, may be specified by the Board of Directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2.3. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors, and shall be called by the Secretary or, in case of death, absence, incapacity or refusal of the Secretary, by any other officer.

Section 2.4. Notice of Meetings. Written or printed notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting shall be given by the Secretary or other officer calling the meeting at least ten days, but not more than sixty days, before the meeting to each stockholder entitled to vote at the meeting or entitled to such notice by leaving such notice with him or her at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to the stockholder at his or her address as it appears in the records of the corporation. No notice need be given to any stockholder if he or she, or his or her authorized attorney, waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his or her presence, in person or by proxy, at the meeting. Any person authorized to give notice on any such meeting may make affidavit of such notice, which, as to the facts therein stated, shall be conclusive. It shall be the duty of every stockholder to furnish the Secretary of the corporation or to the transfer agent, if any, of the class of stock owned by him or her, his or her current post office address.

Section 2.5. Quorum. At all meetings of stockholders the holders of a majority in interest of all capital stock entitled to vote at such meeting or, if two or more classes of stock are issued, outstanding and entitled to vote as separate classes, a majority in interest of each class, present in person or represented by proxy, shall constitute a quorum. The announcement of a quorum by the officer presiding at the meeting shall constitute a conclusive determination that a quorum is present. The absence of such an announcement shall have no significance. Shares of its own stock held by the corporation or held for its use and benefit shall not be counted in determining the total number of shares outstanding at any particular time. If a quorum is not present or represented, the stockholders present or represented and entitled to vote at such meeting, by a majority vote, may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted if the meeting had been held as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of one or more stockholder so as to leave less than a quorum.

Section 2.6. Voting. (a) Except as otherwise provided by law or the Articles of Organization, at all meetings of stockholders each stockholder shall have one vote for each share of stock entitled to vote and registered in his or her name and a proportionate vote for a fractional share. Any stockholder may vote in person or by proxy dated not more than eleven months prior to the meeting and filed with the Secretary of the meeting. Every proxy shall be in writing, subscribed by a stockholder or his or her authorized attorney-in-fact, and dated. No proxy shall be valid after the final adjournment of the meeting. Voting on all matters, including the election of directors, shall be by voice vote unless voting by ballot is requested by any stockholder. The corporation shall not, directly or indirectly, vote shares of its own stock.

(b) When a quorum of a voting group is present at any meeting of stockholders, favorable action on a matter, other than the election of Directors is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these By-laws, or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the stockholders, including more separate voting groups.

(c) When a quorum is present at any meeting of stockholders, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld” votes not counted as a vote “for” or “against” such nominee’s election).

Section 2.7. Action Without Meeting. Any actions which may be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

Article III – Directors

Section 3.1. Powers. Except as otherwise provided by law, the Articles of Organization or these By-laws, the business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation.

Section 3.2. Number, Election and Term of Office. The number of directors shall be not less than one. The initial Board of Directors shall consist of three directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and takes office. Directors need not be stockholders.

Section 3.3. Meetings. Meetings of the Board of Directors may be held at any place within or without the Commonwealth of Massachusetts. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders or, alternatively, the time and place of such meeting may be fixed by consent in writing of all the directors. Regular meetings of the Board of Directors may be held, without notice, at such time and place as the Board of Directors may determine. Any director not present at the time of the determination shall be advised, in writing, of any such determination. Special meetings of the Board of Directors may be held upon notice at any time upon the call of the President and shall be called by the President or the Secretary or, in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application, signed by any two directors, stating the purpose of the meeting. Wherever notice of any meetings of the Board of Directors is required by these By-laws or by vote of the Board of Directors, such notice shall state the place, date and hour of the meeting and shall be given to each director by the President, Secretary or other officer calling the meeting at least two days prior to such meeting if given in person by telephone or by telegram or at least four days prior to such meeting if given by mail. Notice shall be deemed to have been duly given, if by mail, by depositing the notice in the post office as a first class letter, postage prepaid, or, if by telegram, by completing and filing the notice on a telegraph blank and paying the requisite fee at any telegraph office, the letter or telegram being addressed to the director at his or her last known mailing address as it appears on the books of the corporation. No notice need be given to any director who waives such notice by a writing executed before or after the meeting and filed with the records of the meeting or by his or her attendance at the meeting without protesting at or before the commencement of the meeting the lack of notice to him or her. No notice of adjourned meetings of the Board of Directors need be given.

Section 3.4. Quorum. At all meetings of the Board of Directors, a majority of the directors then in office, but in no event less than two directors, shall constitute a quorum. If a quorum is not present, those present may adjourn the meeting from time to time until a quorum is obtained. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 3.5. Voting. At any meeting of the Board of Directors the vote of a majority of those present shall decide any matter except as otherwise provided by law, the Articles of Organization or these By-laws.

Section 3.6. Action Without Meeting. Any action which may be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

Section 3.7. Meetings by Telephone Conference Calls. Directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.8. Resignations. Any director may resign by giving written notice to the President or Secretary. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

Section 3.9. Removal. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 3.10. Enlargement of the Board of Directors; Vacancies. The number of directors may be increased by amendment of these By-laws by affirmative vote of a majority of the directors then in office, though less than a quorum, or by the affirmative vote of a majority interest of the stockholders at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify. Any vacancy at any time existing in the Board of Directors, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen.

Section 3.11. Compensation of Directors. Directors shall not receive any salary for their services as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.12. Committees. The Board of Directors may, by vote of a majority of the directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Articles of Organization or these By-laws. Except as the Board of Directors may otherwise determine, any such committee shall be governed in the conduct of its business by the rules governing the conduct of the business of the Board of Directors contained in these By-laws and may, by majority vote of the entire committee, make other rules for the conduct of its business. The Board of Directors shall have power at any time to fill vacancies in any such committees, to change its membership or to discharge the committee.

Section 3.13. Issuance of Stock. The Board of Directors shall have power to issue and sell or otherwise dispose of such shares of the corporation’s authorized but unissued capital stock to such persons and at such times and for such consideration, cash, property, services, expenses, or otherwise, and upon such terms as it shall determine from time to time.

Article IV – Officers

Section 4.1. Officers. The officers of the corporation shall consist of a President, a Treasurer, a Secretary, and such other officers with such other titles as the Board of Directors may determine including but not limited to a Chairman of the Board of Directors, a Secretary, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. None of the officers of the corporation need be directors. Any two offices may be held by the same person except that the Secretary shall not also serve as President or Treasurer.

Section 4.2. Election and Term of Office. Except for the initial officers and except as provided in Section 4.10, the President, Treasurer and Secretary shall be elected by the Board of Directors at its annual meeting or at the special meeting held in lieu of the annual meeting and shall hold office until the following annual meeting of the Board of Directors or the special meeting in lieu of said annual meeting and until their successors are chosen and qualified. Other officers may be chosen by the Board of Directors at the annual meeting or any other meeting and shall hold office for such period as the Board of Directors may prescribe.

Section 4.3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors and shall have such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.4. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer of the corporation. He or she shall have the general control and management of the corporation’s business and affairs. He or she need not be a director. Unless there is a Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders.

Section 4.5. Vice Presidents. The Vice President, or if there be more than one, the Vice Presidents, shall perform such of the duties of the President on behalf of the corporation as may be respectively assigned to him, her or them from time to time by the Board of Directors or the President. The Board of Directors may designate a Vice President as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers of and discharge all of the duties of the President, subject to the control of the Board of Directors.

Section 4.6. Treasurer and Assistant Treasurer. The Treasurer shall be the principal financial officer of the corporation. He or she shall have custody and control over all funds and securities of the corporation, maintain full and adequate accounts of all moneys received and paid by him or her on account of the corporation and, subject to the control of the Board of Directors, discharge all duties incident to the office of Treasurer. Any Assistant Treasurer shall perform such of the duties of the Treasurer and such other duties as the Board of Directors, the President or the Treasurer may designate. The Treasurer shall have authority, in connection with the normal business of the corporation, to sign contracts, bids, bonds, powers of attorney and other documents when required.

Section 4.7. Secretary and Assistant Secretary. The Secretary shall be the principal recording officer of the corporation. He or she shall record all proceedings of the stockholders and discharge all duties incident to the office of Secretary. Unless a Secretary is appointed by the Board of Directors to perform such duties, the Secretary shall record all proceedings of the Board of Directors and of any committees appointed by the Board of Directors. Any Assistant Secretary shall perform such of the duties of the Secretary and such other duties as the Board of Directors, the President or the Secretary may designate. In the absence of the Secretary or any Assistant Secretary from any meeting of stockholders, the Board of Directors or any committee appointed by the Board of Directors, a Temporary Secretary designated by the person presiding at the meeting shall perform the duties of the Secretary. The Secretary shall be a resident of the Commonwealth of Massachusetts unless a resident agent has been appointed by the corporation pursuant to law to accept service of process.

Section 4.8. Resignation. Any officer may resign by giving written notice to the President or Secretary. Such resignation shall take effect at the time or upon the event specified therein, or, if none is specified, upon receipt. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

Section 4.9. Removal. An officer may be removed from office with cause, after reasonable notice and opportunity to be heard, or without cause, in either case, by vote of a majority of the directors then in office.

Section 4.10. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary.

Section 4.11. Compensation. The Board of Directors may fix the compensation of all officers of the corporation and may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

Article V – Stock

Section 5.1. Stock Certificates; Uncertificated Shares. If shares are represented by certificates, the recordholder of such shares shall be entitled to a certificate or certificates of stock of the corporation in such form as the Board of Directors may from time to time prescribe. Each certificate shall be duly numbered and entered in the books of the corporation as it is issued, shall state on its face the name of the corporation and that is organized under the laws of the Commonwealth of Massachusetts, shall state the holder’s name and the number and the class and the designation of the series, if any, of his or her shares that are registered in certificate form, shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may, but need not, be sealed with the seal of the corporation. If any stock certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation, the signatures thereon of the officers may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the corporation and delivered with the same effect as if he or she were such officer at the time of its issue. Every certificate of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the corporation is a party, shall have the restrictions noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction, or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued at a time when the corporation is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

The Board of Directors may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the stockholder a written statement of the information required by the MBCA to be on certificates.

Section 5.2. Transfer of Stock. Subject to any transfer restrictions then in force, the shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. In the case of shares represented by certificates, such transfer shall be effected by delivery of the old certificate, together with a duly executed assignment and power to transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature and such power of authority to make the transfer as the corporation or its agents may reasonably require, to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate, who shall thereupon cancel the old certificate and issue a new certificate. In the case of shares issued without certificates, such transfer shall be effected in accordance with such procedures as the Board of Directors may from time to time establish. The corporation may treat the holder of record of any share or shares of stock as the owner of such stock, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have notice thereof, express or otherwise.

Section 5.3. Fixing Date for Determination of Stockholders’ Rights. The Board of Directors may fix in advance a time, not less than ten days and not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the last date on which the consent or dissent of stockholders maybe be effectively expressed for any purpose, as the record date for determining the stockholders entitled notice of, and to vote at, such meeting and any adjournment thereof, to receive such dividend or distribution, to receive such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to express such consent or dissent. In such case only stockholders of record on the date so fixed shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. In lieu of fixing such record date, the Board of Directors may close the stock transfer books for all or any part of such period. In any case in which the Board of Directors does not fix a record date or provide for the closing of the transfer books, the record date shall be the thirtieth day next preceding the date of such meeting, the dividend payment or distribution date, the date for allotment of rights, the date for exercising of rights in respect of any such change, conversion or exchange of capital stock, or the date for expressing such consent or dissent, as the case may be.

Section 5.4. Lost, Mutilated or Destroyed Certificates. No certificates for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, mutilated or destroyed, except upon production of such evidence of the loss, mutilation or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the Board of Directors may prescribe and as required by law.

Article VI – Miscellaneous Management Provisions

Section 6.1. Execution of Instruments. Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all instruments, documents, deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the President or a Vice President, or by the Treasurer or an Assistant Treasurer, or by the Secretary. Facsimile signatures may be used in the manner and to the extent authorized generally or in particular cases by the Board of Directors.

Section 6.2. Dividends. Subject to the provisions of the Articles of Organization, the Board of Directors may, out of funds legally available therefor declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

Section 6.3. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws, and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at an office of its Secretary, its resident agent or its transfer agent. The copies and records need not all be kept in the same office. They shall be available at all reasonable times for inspection by any stockholder for any proper purpose. They shall not be available for inspection to secure a list of stockholders or other information for the purpose of selling such list or information of copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 6.4. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted in person at any meeting of security holders of such other corporation by the President of this corporation if he or she is present at such meeting, or in his absence by the Treasurer of this corporation if he or she is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

Section 6.5. Indemnification. (a) The corporation shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys’ fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the corporation, or, at its request, a director, officer, stockholder or member of any other corporation, firm, association or other organization or by reason of his serving or having served, at its request, in any capacity with respect to any employee benefit plan, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expense or at the time the indemnification is made. No indemnification shall be made hereunder (i) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interest of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan), or (ii) otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer. The corporation may pay the expenses incurred by any such proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder.

(b) The Board of Directors may, without stockholder approval, authorize the corporation to enter into agreements, including any amendments or modification thereto, with any of its directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the corporation’s Articles of Organization and By-laws.

(c) No amendment to or repeal of this section shall have any adverse effect on (i) the right of any director or officer under any agreement entered into prior thereto, or (ii) the rights of any director or officer hereunder relating to his service, for which he would otherwise be entitled to indemnity hereunder, during any period prior to such amendment or repeal.

Article VII – Amendments

General. These By-laws may be amended, added to or repealed, in whole or in part, (a) by a vote of the stockholders at a meeting, where the substance of the proposed amendment is stated in the notice of the meeting, or (b) by vote of a majority of the directors then in office, except that no amendment may be made by the Board of Directors on matters reserved to the stockholders by law or the Articles of Organization or which changes the provisions of these By-laws relating to meetings of stockholders, to the removal of directors or to the requirements for amendment of these By-laws. Notice of any amendment, addition or repeal of any By-law by the Board of Directors stating the substance of such action shall be given to all stockholders not later than the time when notice is given of the meeting of stockholders next following such action by the Board of Directors. Any By-law adopted by the Board of Directors may be amended or repealed by the stockholders.

Article VIII – Control Share Acquisitions

Control Share Acquisitions. Massachusetts General Law Chapter 110D shall not apply to Control Share acquisitions.